UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2012

Date of Report (Date of earliest event reported)

WEST SUBURBAN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Illinois	0-17609	36-3452469
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 South Meyers Road

Lombard, Illinois 60148

(Address of principal executive offices, zip code)

(630) 652-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2012, West Suburban Bancorp, Inc. (the “Company”) held its annual meeting of shareholders in Lombard, Illinois.  Of the 426,850 shares of common stock issued and outstanding as of the record date for the meeting, 308,691 shares were represented at the meeting in person or by proxy, constituting approximately 72.3% of the outstanding shares.  At the meeting, the shareholders approved all of the director nominees and approved the ratification of the engagement of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

The final results of voting on each of the matters submitted to a vote of shareholders during the annual meeting were as follows:

1.                                      The election of five directors until the regular annual meeting of shareholders in 2012 or until their successors are elected and have qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kevin J. Acker	266,219	9,852	36,914
David S. Bell	267,482	8,589	36,914
Duane G. Debs	267,296	8,775	36,914
Charles P. Howard	271,044	5,027	36,914
Peggy P. LoCicero	262,150	13,921	36,914

2.                                      The ratification of the engagement of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
292,686	4,948	2,002	13,354

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST SUBURBAN BANCORP, INC.

Date: May 10, 2012	By:	/s/ Duane G. Debs
DUANE G. DEBS
PRESIDENT AND CHIEF FINANCIAL OFFICER